SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
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                  Exchange Act of 1934 (Amendment No.      )

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                              Polaroid Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


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

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







Polaroid
Corporation

Notice of
1998 Annual
Meeting of
Stockholders
and Proxy
Statement

Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts 02139



March 30, 1998


To Our Stockholders:

You are cordially invited to attend the Company's 1998 Annual Meeting on Tuesday, May 5, 1998, in Cambridge, Massachusetts.

The meeting will begin at 3:00 p.m. at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts--see map on back page).

The principal items of business will be the election of directors and the ratification of the appointment of independent auditors. I will also report on the progress of the Company during the past year and answer stockholder questions.

The vote of every stockholder is important. Please note that returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so. Your cooperation in promptly signing, dating and returning your proxy will be greatly appreciated.


Sincerely yours,





/s/ Gary T. DiCamillo
----------------------
Gary T. DiCamillo
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING





To the Stockholders:



The Annual Meeting of Stockholders of Polaroid Corporation will be held on Tuesday, May 5, 1998, at 3:00 p.m. at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts) for the following purposes:

1. To elect twelve directors to serve until the next Annual Meeting of Stockholders.

2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1998--recommended by the Board of Directors.

3. To conduct such other business as may properly come before the meeting.


Stockholders of record at the close of business on March 9, 1998 are entitled to vote at the meeting.


By order of the Board of Directors,



/s/ Thomas M. Lemberg
------------------------
Thomas M. Lemberg
Senior Vice President, General Counsel and Secretary


March 30, 1998






                            YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it promptly in the envelope provided, which requires no postage if mailed in the United States.

                             POLAROID CORPORATION
                                PROXY STATEMENT



This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Polaroid Corporation, 549 Technology Square, Cambridge, Massachusetts 02139 (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on Tuesday, May 5, 1998, and any adjournment.

All holders of record of common stock of the Company as of the close of business on March 9, 1998, the record date, are entitled to vote at the meeting. As of that date, 44,430,639 shares of common stock of the Company were outstanding. Each share is entitled to one vote. A favorable vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required for the approval of each of the proposals described in this proxy statement.

If a proxy is signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Proxies indicating stockholder abstentions will, in accordance with Delaware law, be counted as represented at the meeting for purposes of determining whether there is a quorum present, but will not be voted for or against the proposal. However, the effect of marking a proxy for abstention on any proposal other than for the election of directors has the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter.

A stockholder may sign and return a proxy without instructions as to one or more proposals. If the shares represented by the proxy are not held by a broker, the shares will be voted on those proposals in accordance with the recommendations of the Board. If the shares are held by a broker and the broker in turn submits a proxy covering the shares, the shares will, with respect to issues on which the broker is empowered to act, be counted as present at the meeting and voted in accordance with any instructions the broker may give. If a stockholder submits a proxy without such instructions, the shares will be voted with respect to those issues in accordance with the recommendations of the Board.

At any time before a proxy is voted it may be revoked by the stockholder by whom it was submitted.

For participants in the Company's Automatic Dividend Reinvestment Plan, proxies representing shares of common stock held of record will also represent shares held under that plan.

The approximate date on which this proxy statement and proxy are first being sent to stockholders is March 30, 1998.





ELECTION OF DIRECTORS
At the Annual Meeting, twelve directors will be elected to hold office until the next Annual Meeting and until their respective successors are elected and qualify. All nominees have consented to be named in this proxy statement and to serve if elected.

All nominees except Stephen P. Kaufman and Carole F. St. Mark were elected directors at the last Annual Meeting.

The following information is submitted respecting the nominees for election:


[PHOTOGRAPH OF GARY T. DICAMILLO]
Gary T. DiCamillo, 47, has been a director since 1995. He is Chairman and Chief Executive Officer of the Company. Prior to joining the Company in 1995 he was employed at Black & Decker Corporation (a global marketer and manufacturer of products for consumer and commercial applications). From 1993 to 1995 he was Group Vice President of Black & Decker Corporation and President of its Power Tools and Accessories business. From 1988 to 1993 he was President of the North America Power Tools business at Black & Decker Corporation. He is also a director of Pella Corporation, Sheridan Group, and Whirlpool Corporation.


[PHOTOGRAPH OF RALPH E. GOMORY]
Ralph E. Gomory, 68, has been a director since 1993. He is President of the Alfred P. Sloan Foundation (a philanthropic foundation) and has held that position since 1989. He is also a director of Ashland, Inc., Bank of New York, Lexmark International, Inc., and Washington Post Company.


[PHOTOGRAPH OF FRANK S. JONES]
Frank S. Jones, 69, has been a director since 1973. He was Distinguished Leadership Professor for the 1996-1997 academic year at Morehouse College in Atlanta, Georgia. Since 1992 he has been Ford Professor of Urban Affairs Emeritus, Massachusetts Institute of Technology. He is also a director of Scientific Games Holdings Corporation.


[PHOTOGRAPH OF STEPHEN P. KAUFMAN]
Stephen P. Kaufman, 56, has been a director since September 1997. He is Chairman, President and Chief Executive Officer of Arrow Electronics, Inc. (a distributor of semiconductors, computer peripherals and components). Since 1986 he has been President and Chief Executive Officer; since 1994 he has been Chairman of the Board. He is also a Director of Arrow Electronics, Inc.


[PHOTOGRAPH OF JOHN W. LOOSE]
John W. Loose, 56, has been a director since 1994. Since 1996 he has been the President of Corning Communications, Corning, Inc. (a manufacturer of advanced glass materials and components). From 1993 to 1996 he was the Executive Vice President of Corning, Inc. and also President and CEO of Corning Consumer Products Company. From 1990 to 1993 he was Executive Vice President, Information Display Group, of Corning, Inc. He is also a director of Corning, Inc.

[PHOTOGRAPH OF ALBIN F. MOSCHNER]
Albin F. Moschner, 45, has been a director since 1994. Since August 1997 he has been President and Chief Executive Officer of MilleCom Corp. (an Internet-based communications company). From 1996 to 1997 he was Vice Chairman of DIBA Inc. (a computer software company). From 1995 to 1996 he was President and Chief Executive Officer of Zenith Electronics (a TV manufacturer). From 1993 to 1995 he was President and Chief Operating Officer, Zenith Electronics, and from 1991 to 1993 he was Senior Vice President, Zenith Electronics. He is also a director of Pella Corporation, Vision Solutions Corp., and Wintrust Financial Corporation.


[PHOTOGRAPH OF RONALD F. OLSEN]
Ronald F. Olsen, 57, has been a director since 1996. Since October 1996 he has been a Technical Specialist for the Company. From 1992 to October 1996 he was a Mechanical Specialist for the Company.


[PHOTOGRAPH OF RALPH Z. SORENSON]
Ralph Z. Sorenson, 64, has been a director since 1984. Since 1993 he has been Professor Emeritus, University of Colorado. From 1992 to 1993 he was Dean of the College of Business at the University of Colorado. From 1989 until 1992 he was an Adjunct Professor at Harvard Business School. Prior to that time, he was the Chairman of the Board, President and Chief Executive Officer of Barry Wright Corporation. He is also a director of Eaton Vance Corporation, Exabyte Corporation, Houghton Mifflin Company, Sweetwater, Inc., Whole Foods Market, Inc., and Xenometrix, Inc.


[PHOTOGRAPH OF CAROLE F. ST. MARK]
Carole F. St. Mark, 55, has been nominated for election to the Board of Directors of the Company. Since 1997 she has been President of Growth Management, LLC, (a business development and strategic management company). From 1994 to 1997 she was President and Chief Executive Officer of Pitney Bowes Business Services, a unit of Pitney Bowes, Inc., and from 1990 to 1994 she was President of Pitney Bowes Business Supplies and Services. She is a former non-executive director of Grand Metropolitan PLC and is currently a director of SuperValu, Inc., and Gerber Scientific, Inc.


[PHOTOGRAPH OF DELBERT C. STALEY]
Delbert C. Staley, 73, has been a director since 1989. He has been retired since October 1991. From October 1989 until October 1991 he was Chairman and Director of the NYNEX International Management Committee. From 1983 until his retirement in September 1989 he was Chairman, Chief Executive Officer and a Director of NYNEX Corporation. Mr. Staley is a director of Digital Equipment Corporation; SRA International, Inc., and a member of the Board of Advisers of the Cassidy Companies, Inc. He is Chairman of Alcatel Network Systems, Inc., Chairman of the Board of the Asian Infrastructure Telecommunications Fund, and Principal of East Haven Investments, Ltd. He is a member of the Board of Managers of Rose-Hulman Institute of Technology and a member of the Board of Trustees of the New York Racing Association, Inc.

[PHOTOGRAPH OF BERNEE D. L. STROM]
Bernee D. L. Strom, 50, has been a director since 1996. Since 1990, she has been President and Chief Executive Officer of The Strom Group (an investment and business advisory firm that specializes in startups and turnarounds of high technology companies). From July 1997 she has been a director of Walker Digital (an intellectual property studio) and its first spin-out, Priceline.com (an internet commerce company). From April 1995 to June 1997 she was President and Chief Executive Officer of USA Digital Radio Partners, LP (a communication and technology company), a partnership between Gannett Co., Inc., and Westinghouse Electric Corporation. From 1990 to 1994 she was President and Chief Executive Officer of MBS Technologies, Inc. (a software publishing company). She is also a director of Krug International, a former director of Software Publishing and DDL Electronics Corporation and a member of the Board of Advisors of the J. L. Kellogg Graduate School of Management of Northwestern University.


[PHOTOGRAPH OF ALFRED M. ZEIEN]
Alfred M. Zeien, 68, has been a director since 1985. Since February 1991, he has been Chairman of the Board and Chief Executive Officer of The Gillette Company (a manufacturer of consumer products). From January 1991 to February 1991, he was President and a director and prior to that time Vice Chairman of the Board of The Gillette Company. He is also a director of BankBoston Corporation, The Gillette Company, Massachusetts Mutual Life Insurance Company and
Raytheon Company.


BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth certain information with respect to shares of common stock owned by beneficial owners of more than 5% of the outstanding common stock of the Company as of December 31, 1997 and (i) the CEO and the four other most highly compensated executive officers of the Company during 1997; (ii) each director of the Company; and (iii) all directors and executive officers as a group as of January 16, 1998, unless otherwise noted. Individuals have sole voting and investment power with regard to the stock unless otherwise indicated in the footnotes.


                                                 Common Stock                 Percent of
Name                                             Beneficially Owned(1)(2)     Class
------------------------------------------------------------------------------------------
Executive Officers and Directors
--------------------------------
Gary T. DiCamillo                                         180,000(3)                *
Thomas M. Lemberg                                          15,100                   *
William J. O'Neill, Jr.                                    83,306                   *
Serafino Posa                                              18,481                   *
Carole J. Uhrich                                           40,100                   *
Ralph E. Gomory                                            10,410                   *
Frank S. Jones                                              5,710(4)                *
Stephen P. Kaufman                                            500                   *
John W. Loose                                               4,960                   *
Albin F. Moschner                                           3,960                   *
Kenneth H. Olsen                                            7,210(5)(6)             *
Ronald F. Olsen                                             1,877                   *
Ralph Z. Sorenson                                           5,410                   *
Carole F. St. Mark                                            500(7)                *
Delbert C. Staley                                           5,438                   *
Bernee D. L. Strom                                          1,060                   *
Alfred M. Zeien                                             5,610                   *
All directors and executive officers as a group
 (18 persons)                                             436,822                   1%

------------
See footnotes on next page.

                                      Common Stock                 Percent of
Name                                  Beneficially Owned(1)(2)     Class
-------------------------------------------------------------------------------
Five Percent Owners
-------------------
Harris Associates L.P.
 Two North LaSalle Street, Suite 500
 Chicago, Illinois 60602-3790                  7,740,750(8)             17.4%
State Street Bank and Trust Company
 225 Franklin Street
 Boston, Massachusetts 02110                   7,335,231(9)             16.5%
FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109                   6,037,810(10)            13.6%
Putnam Investments, Inc.
 One Post Office Square
 Boston, Massachusetts 02109                   1,728,318(11)             3.9%
Mellon Bank Corporation
 One Mellon Bank Center
 Pittsburgh, Pennsylvania 15258                1,522,558(12)             3.4%
-------------------------------------------------------------------------------

*Less than 1%

 (1) The number of shares set forth opposite the name of each director, nominee or executive officer includes the following numbers of shares obtainable upon the exercise of stock options under the Polaroid Stock Incentive Plan or the Board of Directors Stock Option Plan within 60 days of January 16, 1998: 140,000 for Mr. DiCamillo; 15,100 for Mr. Lemberg; 15,500 for Mr. Posa; 77,050 for Mr. O'Neill; 35,273 for Ms. Uhrich; 0 for Mr. R. Olsen; and 5,000 shares for each other director (with the exception of Mr. Loose and Mr. Moschner each of whom holds 3,750 options which are exercisable, Mr. Staley, who holds 3,000 options which are exercisable, Ms. Strom, who holds 750 options which are exercisable, and Mr. Kaufman and Ms. St. Mark, who hold no options which are exercisable), and 360,748 for all directors and executive officers as a group.

 (2) Includes the following numbers of allocated shares under the Polaroid Retirement Savings Plan: 0 for Mr. DiCamillo; 0 for Mr. Lemberg; 6,256 for Mr. O'Neill; 221 for Mr. Posa; 4,827 for Ms. Uhrich; and 13,182 for all directors and named executive officers as a group.

 (3) Includes 30,000 shares of restricted common stock as to which Mr. DiCamillo has sole voting power, of which 15,000 shares were granted in February 1996 (see Footnote (3) to Summary Compensation Table) and of which 15,000 shares were granted in December 1995.

 (4) Dr. Jones disclaims beneficial ownership of 100 shares.

 (5) Retiring member of the Board of Directors.

 (6) Includes 2,210 shares held in a revocable trust created by Mr. K. Olsen. Mr. Olsen does not have investment power with respect to such shares.

 (7) Ms. St. Mark acquired 500 shares on February 26, 1998.

 (8) As reported on Harris Associates LP Schedule 13G, Harris Associates L.P. ("Harris") is an Investment Adviser and Harris Associates, Inc. is the sole General Partner of Harris and each has shared power to vote or to direct the vote of 7,740,750 shares, sole power to dispose or to direct the disposition of 2,177,450 shares and shared power to dispose or to direct the disposition of 5,563,300 shares.

 (9) As reported on the State Street Bank and Trust Company Amended Schedule 13G, State Street Bank and Trust Company, Trustee, beneficially owned 7,335,231 shares as trustee of the Polaroid Retirement Savings Plan. State Street also held 708,234 shares as trustee or discretionary advisor, with sole voting power for 646,010 shares and sole investment power for 708,234 shares. In addition, State Street held 5,495 shares as trustee or co-trustee of various personal trust accounts, with sole voting power for 5,495 shares, shared voting power for 0 shares, sole investment power for 5,081 shares and shared investment power for 414 shares.

(10) As reported on FMR Corp. Schedule 13G, FMR Corp. has sole power to vote or to direct the vote over 514,010 shares, shared power to vote or to direct the vote over 0 shares, sole power to dispose or to direct the disposition over 6,037,810 shares and no shared power to dispose or to direct the disposition over any shares.

(11) As reported on Putnam Investments Inc. Schedule 13G, Putnam Investments Inc. is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. and wholly owns two registered investment advisers: Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. Putnam Investments, Inc. has shared voting power over 86,656 shares and shared dispositive power over 1,728,318 shares.

(12) As reported on Mellon Bank Corporation Schedule 13G, Mellon Bank Corporation, as parent holding company and its subsidiaries in their various fiduciary capacities, have sole voting power over 1,055,592 shares, shared voting power over 31,000 shares, sole dispositive power over 1,305,813 shares and shared dispositive power over 187,428 shares.


Meetings and Committees of the Board of Directors
The Executive Committee, which did not meet in 1997, may meet between scheduled meetings of the Board of Directors and has the authority to exercise all the powers of the Board except as to matters for which Board action is specifically required by law or the Company's by-laws. Members are: Gary T. DiCamillo (Chairman), Ralph E. Gomory, Albin F. Moschner, Delbert C. Staley, and Alfred
M. Zeien.

The Audit Committee, which met three times in 1997, monitors the adequacy and effectiveness of the internal and external audit functions, the system of internal accounting controls, financial accounting and reporting, and the adequacy and effectiveness of systems for ensuring compliance with federal, state and local laws and regulations. Members are: Ralph E. Gomory (Chairman), Frank S. Jones, Ronald F. Olsen, and Delbert C. Staley.

The Finance Committee, which met two times in 1997, is responsible for the issuance or purchase of equity securities and credit facilities, approval of capital expenditures and third party guarantees in excess of $10 million, and approval of all material contracts relating to financing matters. Members are:
Albin F. Moschner (Chairman), Ralph E. Gomory, Stephen P. Kaufman, John W. Loose, and Bernee D. L. Strom.

The Human Resources Committee, which met five times during 1997, recommends to the Board of Directors the remuneration of the Company's officers and other senior personnel, administers the Company's stock compensation plans and proposes the adoption of various employee benefit plans in which directors, officers and senior personnel are eligible to participate. Members are: Delbert
C. Staley (Chairman), Frank S. Jones, John W. Loose, Albin F. Moschner, Ralph
Z. Sorenson, Bernee D. L. Strom, and Alfred M. Zeien.

The Committee on Directors, which met two times in 1997, recommends nominees to the Board of Directors, determines the size and composition of the Board and the criteria for nominees and members, and provides guidance with respect to the Board's effectiveness. The committee will consider director nominations made by the Company's stockholders. Stockholder recommendations must be in writing, addressed to the Corporate Secretary at the address set forth at the beginning of this proxy statement, and should include a statement describing the qualifications and experience of the proposed candidate and the basis for nomination. Members are: Alfred M. Zeien (Chairman), Kenneth H. Olsen, and Ralph Z. Sorenson.

The Committee of Outside Directors, which met one time during 1997, considers matters of corporate governance, including such matters suggested by any of its own members. Members are the non-employee directors: Ralph E. Gomory, Frank S. Jones, Stephen P. Kaufman, John W. Loose, Albin F. Moschner, Kenneth H. Olsen, Ralph Z. Sorenson, Delbert C. Staley, Bernee D. L. Strom, and Alfred M. Zeien.

During 1997, the average attendance of directors at meetings of the Board of Directors was 92%. All current directors attended 75% or more of the aggregate of the meetings of the Board and meetings of Committees of the Board on which they served except Dr. Gomory, whose attendance was 69%.

Kenneth H. Olsen will be retiring from the Board of Directors.

Further Information Concerning the Board of Directors
Directors' fees are paid only to directors who are not employees of the Company. Each such director standing for re-election is paid a retainer of $30,000 per year, of which $10,000 is granted as unrestricted common stock. This stock grant is based on the fair market price of common stock on May 1st of each year. Other compensation paid to directors includes $1,500 for each Board or Committee meeting a director attends; $2,000 for the Chairperson of each Committee for each meeting attended; and may include, from time to time, a small additional fee for consultations with management.

Pursuant to the terms of the Polaroid Board of Directors Stock Option Plan, a one-time grant of an option to purchase 3,000 shares of common stock was made to each non-employee director on April 24, 1990, or, if later, the date the director joined the Board. Options are valued at the fair market value on the date of grant. In addition, a one-time grant of an option to purchase 2,000 shares of common stock was awarded to each non-employee director who was a director on July 25, 1995. Under the Board of Directors Stock Plan, a stock option grant of 1,500 options is granted each year to each non-employee member of the Board who is 68 years old or younger as of December 31, 1996.

Polaroid has had a Board of Directors Retirement Plan for each retired non-employee director who has served for at least five years. This plan is available to current retirees. Directors who were 68 years of age or older on December 31, 1996, continue to receive accruals. Any director who was younger than 68 years of age on December 31, 1996, receives no future accrual under this plan.


BOARD PROPOSAL--TO RATIFY THE APPOINTMENT OF INDEPENDENT
AUDITORS

Subject to stockholder ratification, the Board of Directors has appointed KPMG Peat Marwick LLP as the independent auditors of the financial statements of the Company for 1998.

KPMG Peat Marwick LLP has performed audit and non-audit services for the Company for many years. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions. If the appointment of KPMG Peat Marwick LLP is not approved by the shareholders, or KPMG Peat Marwick ceases to act as the Company's independent accountants, the Board will appoint other independent accountants. The engagement of new accountants for periods following the 1999 Annual Meeting will be subject to ratification by the shareholders at that meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS BOARD PROPOSAL.

EXECUTIVE COMPENSATION
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee (the "Committee") of the Board of Directors acts as the compensation committee of the Company. The Committee is comprised entirely of Board members who are independent, non-employee directors of the Company. None of the members of the Committee receives remuneration from the Company other than for his/her capacity as a director. The Committee is responsible for the Company's executive compensation policies and practices and for the actual pay structure for the executive officers of the Company. It also makes recommendations to the Board of Directors on the compensation paid to the CEO. The Board of Directors has final approval on the CEO's compensation package.


Compensation Philosophy
One of the essential elements of the Company's compensation policy is to align the interests of the CEO, executive officers and key employees with the interests of stockholders. This objective is being achieved in two ways. First, the compensation program is designed to motivate individuals to achieve superior levels of performance and thereby maximize stockholder value. A considerable portion of each executive's total com-pensation is directly related to the success of the Company, tying compensation to corporate, business unit and individual goals aimed at increasing stockholder value through the bonus plan and stock-based long-term incentive compensation. The proportion of an executive's total compensation which is directly related to the achievement of these objectives progressively increases at each higher level of management. The Committee believes that the current executive compensation program, which promotes rewards based on enhancement in stockholder value, will contribute to the Company's success.

Second, the Board of Directors has developed stock ownership guidelines which require the CEO, executive officers and key employees to own designated amounts of the Company's common stock. Within the next few years, the CEO will be required to own common stock valued at five times base pay, the officers three times base pay and other executives one times base pay.

In designing the executive compensation program, the Committee reviews the compensation standards of a group of ten comparison companies. The Committee considers the following basic compensation components: base salary, annual bonuses and long-term incentive compensation. The Company's comparison group is engaged in diverse photographic, technological and consumer goods businesses. Four of those companies are included in the industry index used by the Company in the Performance Graph on page 18. The Committee uses an average of the comparison group's compensation information in order to provide a basis for comparison. The Committee relies upon an independent consultant to calculate the comparison group's average for total compensation, base salary, annual bonus and long-term incentive. These values have been adjusted based on annual sales volumes.


Components Of Compensation
Base Salary. In 1997 the base salary range for each executive officer was established by considering each executive officer's position, the Company's assessment of the importance of the position to achieving the long-term performance objectives of the Company and the base salaries of executives in the Company's comparison group. An actual salary was then determined based on individual performance. The base salary for each named executive officer, other than the CEO, remains comparable with the average base salaries of executive officers in similarly held positions in the Company's comparison group.

The CEO's base salary is moderately below the base salaries of CEOs in similarly held positions in the Company's comparison group. While the CEO's salary is periodically reviewed by the Board, and is consistent with the Compensation Philosophy, a higher proportion of the CEO's total compensation is based on the achievement of corporate performance objectives designed to produce long-term growth in stockholder value.

Annual Bonus Awards. The CEO, named executives, and other executives are eligible for annual cash bonuses pursuant to the Polaroid Incentive Plan for Executives. The key factor for determining whether an award will be paid under this plan is Economic Value Added (EVA[RegTM]). EVA[RegTM] is a financial metric which is calculated using profits of the business less a charge for the use of the capital employed to generate those profits. The EVA[RegTM] targets and thresholds are determined by the Board. If the EVA[RegTM] threshold is not met there is no payout of bonus awards.

The bonus award is comprised of three components: a corporate EVA[RegTM] component, a business unit EVA[RegTM] component and a personal component. For the CEO and other executives who are not assigned to a business unit, the annual bonus stems from achieving a corporate EVA[RegTM] target. For executives who are working in business units, a portion of the annual bonus is based on the EVA[RegTM] target for the participant's business unit, and the remainder is based upon achieving the corporate EVA[RegTM] target. The personal component is based on performance goals set for the officers and executives for the year. There is no distribution of awards if the corporate EVA[RegTM] threshold is not reached. The applicable business unit EVA[RegTM] target must also be met for a distribution of this component.

In 1997 the corporate EVA[RegTM] threshold was missed. The principal reasons for missing the threshold were the translation effects of a stronger U.S. dollar and lower sales in Russia and China. The bonus opportunity for each named executive officer and the CEO was comparable with the bonus opportunity of executive officers in similarly held positions in the Company's comparison group. While some officers received a special award for extraordinary service during the year, no named executive received such award.
--------------------
[RegTM]EVA is a registered trademark of Stern Stewart & Co.

Long-Term Incentives. Pursuant to the Company's Stock Incentive Plan, executives may receive common stock-based incentive awards as determined by the Committee. Stock-based awards provide incentives for executives for improvements in shareholder value. The Committee seeks to align the economic interests of senior management with the Company's stockholders by increasing the equity interest of its executives. The Plan provides for this through options and performance share awards.

Most executive awards under this Plan are options. The Company issues options at fair market value on the date of grant, and the executive receives compensation from the grant only if the stock appreciates in value. The primary factors the Committee considers in making option awards are: (i) the executive's level of responsibility in the Company, (ii) industry standards and norms as reflected in the practices of the Company's comparison group, (iii) the anticipated value of the executive's contributions to the long-term growth of the Company, and (iv) the size of the option pool.

In 1997 executives received non-qualified stock options at the fair market price on the date of grant. Pursuant to Mr. DiCamillo's employment agreement, he was eligible to participate in the Company's stock incentive program commencing in 1997. The 1997 grants for the other named executive officers under this Plan are set forth below in the table captioned "Option Grants in 1997."

The Committee expanded its equity-based incentive by issuing to officers and a limited number of senior executives performance share awards under the Plan. These awards are tied to the achievement of specific financial metrics critical to the long-term success of the Company. Performance is measured over a three-year period (or two-year start-up period) and is based on improvements in revenue growth and Return on Net Assets (RONA). No awards are granted unless both threshold performance targets are reached. In making these grants to the select group of officers and senior executives, adjustments have been made to the size of their option awards to keep their overall long-term incentives in line with the Company's comparison group.

The final long-term incentive is the Officers' Compensation Exchange Plan ("OCEP"). This program was initiated approximately ten years ago and is being phased out. Under this Plan officers who have been with the Company for more than two years receive a biannual allocation of units tied to the market price of the common stock in exchange for a mandatory 5% reduction in their base compensation. All units were distributed in cash or rolled over to the Elective Deferred Compensation Plan described below if timely elections were made, based upon the fair market value of the common stock from the distribution date of December 31, 1997.

For the named executive officers and the CEO, the value of the Company's long-term incentive is comparable with those incentives for executives in similarly held positions of the Company's comparison group.

Finally, during this past year the Company has implemented two new executive benefits. The first is the Elective Deferred Compensation Plan which allows executives the opportunity to defer a portion of their base salary, their bonus, or both. Assets are held in a Rabbi Trust in separate accounts maintained for each participant. The growth or earnings in this account may be managed by selecting from among a "menu" of mutual fund options and Polaroid common stock. An executive life insurance program was also adopted. These programs were implemented to provide a competitive benefits package similar to the Company's comparison group.

The Committee has studied the provisions of Section 162(m) of the Code, which limits the deductibility of executive compensation in excess of $1,000,000 per year. Future options granted under the 1993 Polaroid Stock Incentive Plan have been structured to be exempt from the deduction limit. The $1,000,000 limit was not exceeded for any executive officer.

Submitted by the Human Resources Committee:
  Delbert C. Staley, Chairman
  Frank S. Jones
  John W. Loose
  Albin F. Moschner
  Ralph Z. Sorenson
  Bernee D. L. Strom
  Alfred M. Zeien

Summary Compensation Table
The following table sets forth the compensation paid to the CEO and the four most highly compensated executive officers in 1997.



                                                                                       Long-Term
                                                     Annual Compensation             Compensation
                                              ---------------------------------- ---------------------
                                                                       Other      Restricted
                                                                      Annual        Stock      Stock     All Other
                                                Salary    Bonus    Compensation     Awards    Options   Compensation
Name and Position                     Year       ($)      ($)(1)      ($)(2)        ($)(3)      (#)        ($)(4)
--------------------------------------------------------------------------------------------------------------------
G.T. DiCamillo                       1997     650,004         0            0              0   60,000           0
Chairman and                         1996     550,008   400,000      178,377        688,125        0           0
Chief Executive Officer              1995     129,168         0      505,714      1,162,500  250,000           0
---------------------------------------------------------------------------------------------------------------------
T. M. Lemberg                        1997     287,502    75,000            0              0   60,400           0
Senior Vice President, General       1996      91,668         0            0              0        0           0
Counsel and Secretary
---------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.                    1997     336,258         0       64,491              0   12,000      81,654
Executive Vice President,            1996     322,926   155,000       60,835              0   20,000      75,430
Chief Financial Officer and          1995     287,514    20,000       48,347              0   20,000      56,377
President Corporate Business
Development
---------------------------------------------------------------------------------------------------------------------
S. Posa                              1997     320,004   176,000      135,861              0   62,000           0
Executive Vice President and         1996      51,283   110,000        5,128              0        0           0
President Consumer Imaging Group
---------------------------------------------------------------------------------------------------------------------
Carole J. Uhrich                     1997     320,004         0       35,169              0   12,000      73,101
Executive Vice President and         1996     252,917   190,000       31,724              0   20,000      59,030
President Commercial Imaging Group   1995     218,508    20,000       22,190              0   13,000      42,827
---------------------------------------------------------------------------------------------------------------------

(1) For 1995 and 1996, the amounts shown in this column represent the payments under the Polaroid Incentive Plan for Executives, with the following exceptions: (i) for 1995 for Mr. O'Neill and Ms. Uhrich, a one-time special bonus for their significant contributions to the restructuring program; (ii) for 1996, the amount shown for Mr. Posa represents a one-time hiring bonus; (iii) bonuses for 1997 for Messrs. Lemberg and Posa represent guaranteed payments as part of their employment agreements.

(2) Except as noted, amounts shown in this column for all years include dividend equivalents paid under the OCEP and the Polaroid Stock Incentive Plans to each named executive. The exceptions are: (i) for Mr. DiCamillo the amount in 1996 represents relocation expenses and the amount in 1995 represents his special payment as provided in his employment agreement plus relocation expenses of $5,714; (ii) for Mr. Posa the amounts for 1996 and 1997 also include relocation expenses.

(3) Mr. DiCamillo's employment agreement included an award of 40,000 shares of restricted stock of which 15,000 shares were granted in February 1996 and 25,000 shares were granted in December 1995. The restriction on the February 1996 grant provides that shares vest if certain corporate financial objectives are achieved and Mr. DiCamillo is an employee as of October 2000. The restriction on the December 1995 grant provides that 5,000 shares vest on each anniversary of Mr. DiCamillo's employment agreement if he is an employee on such date. Regular dividends will be paid on all shares.

(4) The amounts shown in this column include the value of shares of common stock allocated in the Retirement Savings Plan and the value of units allocated to participants under the OCEP in the years shown. The value of the shares or units was calculated by using a year-end closing price of $48.69 per share of common stock for 1997, $43.50 for 1996, and $47.38 for 1995. For 1997 the amounts represent $55,432 OCEP and $26,222 Retirement Savings Plan for Mr. O'Neill, and $47,094 OCEP and $26,007 Retirement Savings Plan for Ms. Uhrich.

Option Grants in 1997
The following table sets forth information concerning stock options granted in 1997 under the 1993 Polaroid Stock Incentive Plan to the CEO and the four other most highly compensated executive officers.



                                                Individual Grants
---------------------------------------------------------------------------------------------------------------
                                    Percent of
                                   Total Options
                       Options      Granted to      Exercise or      Market Price                    Grant Date
                       Granted     Employees in      Base Price     on Grant Date     Expiration      Present
        Name             (#)        Fiscal Year        ($/Sh)         ($/Sh)(1)          Date        Value $(2)
---------------------------------------------------------------------------------------------------------------
G.T. DiCamillo         60,000            7.5            41.75            41.75          3-12-07      1,372,000
---------------------------------------------------------------------------------------------------------------
T. M. Lemberg          10,000            1.3            41.75            41.75          3-12-07        229,000
                       50,400            6.3            42.88            42.88          9-03-06      1,144,000
---------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.      12,000            1.5            41.75            41.75          3-12-07        274,000
---------------------------------------------------------------------------------------------------------------
S. Posa                12,000            1.5            41.75            41.75          3-12-07        274,000
                       50,000            6.3            39.75            39.75         11-08-06      1,065,000
---------------------------------------------------------------------------------------------------------------
C. J. Uhrich           12,000            1.5            41.75            41.75          3-12-07        274,000
---------------------------------------------------------------------------------------------------------------

(1) All grants (i) were made at the fair market value of the stock on the date of the grant; (ii) vest 25% per year normally beginning on the first anniversary of the grant date; (iii) will terminate ten years from the grant date, or earlier if there is a separation of service (including termination, retirement, death); (iv) cease vesting when an officer's employment terminates; and (v) accelerate to full vesting upon a change in control, death or retirement at age 65 or older with ten years of service, or retirement before age 65 with age and service equal to at least 90. Dividend equivalents identical in both timing and value to the dividends paid to stockholders on common stock are paid only on options granted prior to May 1996. Common stock dividends have been $0.15 per share per quarter since 1987.

(2) Option valuations are based on the Black-Scholes option pricing model using various assumptions regarding common stock price volatility, future dividend yield and interest rates. In calculating the grant date present values for the options with expiration dates of March 12, 2007 set forth in the table above: (i) a factor of 22.271% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant; (ii) the yield on the common stock has been set at 1.44% based upon its annual dividend rate of $.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield; (iv) the risk-free rate of return has been fixed at 6.69%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (v) the actual option term to the expiration date has been used.
    For options with an expiration date of September 3, 2006, (i) a factor of 22.674% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant; (ii) the yield on the common stock has been set at 1.40% based upon its annual dividend rate of $.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield; (iv) the risk-free rate of return has been fixed at 6.40%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (v) the actual option term to the expiration date has been used.
    For options with an expiration date of November 8, 2006, (i) a factor of 21.652% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant; (ii) the yield on the common stock has been set at 1.51% based upon its annual dividend rate of $.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield; (iv) the risk-free rate of return has been fixed at 6.68%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (v) the actual option term to the expiration date has been used.

    The actual value that an executive may realize, if any, will depend on the amount by which the common stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive will equal or approximate the value estimated by the Black-Scholes model.


Aggregated Option Exercises in 1997 and 1997 Year-End Option Values
The following chart shows the number of shares obtained by stock option exercise in 1997 and the number of shares covered by both exercisable (vested) and unexercisable (unvested) stock options as of December 31, 1997. Also reported are the values for in-the-money options, which represent the positive spread between the exercise price of any such stock options and the year-end price of the common stock of $48.69.



                                                                    Number of                   Value of Unexercised
                                                               Unexercised Options              In-the-money Options
                                                                 as of 12/31/97                as of 12/31/97 ($)(1)
                                                         ----------------------------------------------------------------
                           Shares
                         Acquired on         Value
        Name            Exercise (#)     Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------
G. T. DiCamillo              0                0             125,000          185,000           836,000       1,252,280
----------------------------------------------------------------------------------------------------------------------
T. M. Lemberg                0                0              12,600           47,800            73,244         289,111
----------------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.           0                0              74,050           40,750         1,253,951         355,849
----------------------------------------------------------------------------------------------------------------------
S. Posa                      0                0              12,500           49,500           111,725         418,431
----------------------------------------------------------------------------------------------------------------------
C. J. Uhrich                 0                0              32,273           35,500           440,616         273,487
----------------------------------------------------------------------------------------------------------------------

(1) Aggregate fair market value underlying unexercised options at year end, less the exercise price.


Long-Term Incentive Awards
Performance Shares



                                                                      Estimated Future Payouts
                                                            ---------------------------------------------
                         Number of     Performance Period
        Name            Shares (1)        Until Payout       Threshold     Target Shares       Maximum
----------------------------------------------------------------------------------------------------------
G. T. DiCamillo           12,000             1998              6,000.0      12,000 (2)          18,000.0
                          18,000             1999              9,000.0      18,000 (3)          27,000.0
----------------------------------------------------------------------------------------------------------
T. M. Lemberg              2,275             1998              1,137.5      2,275 (2)            3,412.5
                           3,450             1999              1,725.0      3,450 (3)            5,175.0
----------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.         2,675             1998              1,337.5      2,675 (2)            4,012.5
                           4,050             1999              2,025.0      4,050 (3)            6,075.0
----------------------------------------------------------------------------------------------------------
S. Posa                    2,650             1998              1,325.0      2,650 (2)            3,975.0
                           4,000             1999              2,000.0      4,000 (3)            6,000.0
----------------------------------------------------------------------------------------------------------
C. J. Uhrich               2,650             1998              1,325.0      2,650 (2)            3,975.0
                           4,000             1999              2,000.0      4,000 (3)            6,000.0
----------------------------------------------------------------------------------------------------------

(1) Number of shares underlying the grant assuming target is achieved.

(2) These awards are tied to the achievement of specific financial metrics critical to the long-term success of the Company. Performance is measured over a two-year start-up period and is based on improvements in revenue growth and Return on Net Assets (RONA). No awards are granted unless both threshold performance targets are reached. In making these grants to the select group of officers and senior executives, adjustments have been made to the size of their option awards to keep their overall long-term incentives in line with the Company's comparison group.

(3) Same as (2) above with the exception that performance is measured over a three-year period.

Pension Plan Table
The Polaroid Pension Plan is a defined benefit plan qualified under the rules of the Code, which provides a pension benefit to all eligible employees, including officers. The Plan has a five-year vesting provision. To the extent that any participant's benefit exceeds limitations imposed by the Code, the excess benefits are paid out of unfunded supplementary plans.

Effective January 1, 1998, the Polaroid Pension Plan was amended to include a cash balance feature for its U.S. employees. Under the cash balance feature, pension benefits for U.S. employees are determined by multiplying the employee's eligible wages for the period by an annual earning rate of 4.5% for the first seven years of employment; 6% for the next eight years of employment; and 8% for all remaining years of employment. This benefit is credited quarterly by the Company and interest is also provided to the accrued benefit. At the participant's election the accumulated, vested account balance is payable in one lump sum or in a series of annuity payments. The opening account balance under the cash balance feature was determined by multiplying the participant's 1997 Compensation (as defined below) by the participant's applicable annual earning rate for each year of the participant's years of credited benefit accrual.

The cash balance formula is the primary manner for calculating the pension benefit. However, there is a ten-year transition benefit based upon the final average pay formula. A participant is eligible to receive this transition benefit if he or she was an active employee on January 1, 1998 with (i) an age of at least 45 and fifteen years of service, or (ii) an age of at least 55 with at least five years of service and a combined age and service factor of at least 65.

An estimated annual retirement benefit, payable at age 65 using the cash balance formula and based on projected current compensation and continued employment for the named executives, is as follows: for Mr. DiCamillo $261,858; for Mr. Lemberg $47,228; for Mr. O'Neill $204,405; for Mr. Posa $94,547; for Ms. Uhrich $180,312.

Two of the named executives are entitled to the transition benefit. Using the transition benefit formula, the following table provides the aggregate annual pension benefit that would be payable under this plan or under any unfunded supplemental benefit plans where necessary to a participant at age 65 in the form of a straight life annuity based on the Final Average Compensation and benefit accrual as of December 31, 1997, before the deduction for Social Security. Final Average Compensation is a participant's average annual compensation for the five consecutive highest compensation years in the participant's last ten years of employment.

For this purpose, 1997 Compensation for the named officers includes the salary amount which is shown in the "Salary" column of the Summary Compensation Table uplifted by .07552.


Final                             Years of Service
Average     --------------------------------------------------------
Pay($)          15          20          25          30          35
--------------------------------------------------------------------
150,000       40,725      54,300      67,875      81,450      81,450
--------------------------------------------------------------------
175,000       47,513      63,350      79,188      95,025      95,025
--------------------------------------------------------------------
200,000       54,300      72,400      90,500     108,600     108,600
--------------------------------------------------------------------
225,000       61,088      81,450     101,813     122,175     122,175
--------------------------------------------------------------------
250,000       67,875      90,500     113,125     135,750     135,750
--------------------------------------------------------------------
300,000       81,450     108,600     135,750     162,900     162,900
--------------------------------------------------------------------
350,000       95,025     126,700     158,375     190,050     190,050
--------------------------------------------------------------------
400,000      108,600     144,800     181,000     217,200     217,200
--------------------------------------------------------------------
450,000      122,175     162,900     203,625     244,350     244,350
--------------------------------------------------------------------
500,000      135,750     181,000     226,250     271,500     271,500
--------------------------------------------------------------------
550,000      149,325     199,100     248,875     298,650     298,650
--------------------------------------------------------------------
600,000      162,900     217,200     271,500     325,800     325,800
--------------------------------------------------------------------
650,000      176,475     235,300     294,125     352,950     352,950
--------------------------------------------------------------------

The following table sets forth the current compensation as defined in the Pension Plan and credited years of service (also called years of credited benefit accrual) of the other named executive officers who could receive a transitional benefit. This compensation was uplifted by an additional 5.12% in order to ensure that pensions were not adversely affected by a reduction in pay and benefits which occurred in 1988.



        Name           Pension Plan Compensation($)     Credited Years of Service
---------------------------------------------------------------------------------
W.J. O'Neill, Jr.                334,250                           28.25
---------------------------------------------------------------------------------
C. J. Uhrich                     262,159                           31.25
---------------------------------------------------------------------------------

Compliance With Section 16(a) of the Securities Exchange Act of 1934--Form 3 and 4 Reporting Obligation
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, named officers and persons who beneficially own more than ten percent (10%) of any class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's equity securities. Bernee D. L. Strom, a member of the Board of Directors, inadvertently omitted to file her 1997 Form 5 and her Form 3 when she joined the Board. The omitted Form 3 and Form 5 filings have since been filed. On the basis of reports filed with the Company, the Company believes that during 1997 all other Reporting Persons complied with their Section 16(a) filing obligations.


The Polaroid Extended Severance Plan
The Extended Severance Plan is established for all employees of the Company who may be adversely affected following a change in control of the Company. The Extended Severance Plan becomes operative upon certain events effectively constituting a change in control of the Company. Such events (the date on which any such event occurs is referred to as a "Trigger Date" in this plan and "Change in Control" in the employment agreements referenced in the section below) include: (i) a change in control within the meaning of certain federal securities laws; (ii) a specified change in composition of the Company's Board of Directors within two years following the acquisition by a person or group (other than a subsidiary of the Company or an employee benefit plan of the Company or any of its subsidiaries) of 20% or more of the outstanding common stock; (iii) following such an acquisition of 20% or more of the outstanding common stock, a merger or consolidation involving the Company or a disposition by the Company and its subsidiaries of a major part of the assets of the Company and its subsidiaries; (iv) the acquisition by a person or group (other than a subsidiary of the Company or an employee benefit plan of the Company or any of its subsidiaries) of 30% or more of the outstanding common stock; (v) the date stockholders approve either the liquidation of the Company, disposition of substantially all its assets; or (vi) the date stockholders approve any merger or consolidation other than one in which at least 50% of the voting securities of the Company immediately prior thereto remain viable.

A participant in the Extended Severance Plan is entitled to receive a severance payment under the Extended Severance Plan. This payment will be made in lieu of a normal severance payment if, within two years of the Extended Severance Plan becoming operative, his or her employment is terminated for any reason by the Company, except for serious or willful misconduct, or if he or she voluntarily leaves the Company after the occurrence of certain defined events that adversely affect the participant. This severance payment will be the greater of
(i) twice the highest amount provided under any Company layoff or severance plan; (ii) one-twelfth of one month's Compensation (as defined) for each month of service; or (iii) six months' Compensation. However, this severance payment may not exceed thirty months of Compensation. For purposes of the Extended Severance Plan, Compensation includes base pay, shift and overtime premiums and cash bonuses (except for payments under long-term incentive plans). A participant who receives a severance payment under the Extended Severance Plan has the right to continue to receive certain Company welfare benefits, such as medical, dental and life insurance coverage.


Employment Agreements
On October 20, 1995, the Company entered into an employment agreement for a term of approximately five years with Gary T. DiCamillo. The agreement was amended in December, 1995 and March, 1997. Pursuant to the terms of Mr. DiCamillo's amended employment agreement, he became the Company's

Chairman and Chief Executive Officer effective December 1, 1995. Currently applicable provisions of the agreement provide for: (i) a ten-year option to purchase 250,000 shares of common stock that vests in four equal annual installments commencing October 20, 1996, if Mr. DiCamillo is an employee on the applicable vesting date; (ii) 25,000 shares of restricted common stock that vests in five equal annual installments commencing October 20, 1996, if Mr. DiCamillo is an employee on the applicable vesting date; (iii) 15,000 shares of restricted stock that vest in 5,000 share increments when Mr. DiCamillo achieves performance factors established by the Board on February 23, 1996, if such date is prior to October 20, 2000 and Mr. DiCamillo is an employee on the date the performance is achieved; (iv) a severance package, if Mr. DiCamillo's employment is terminated without "Cause" or has a "Constructive Termination" (as each such terms are defined), equal to two times his base pay and his annual bonus paid at target for the pro-rata portion of the year worked; and
(v) if there is a Change in Control (as referenced in previous section) and Mr. DiCamillo's employment terminates for any reason within eighteen months, a severance payment equal to three times the sum of his base salary and annual target bonus plus (a) payment of a pro-rata bonus (based on the annual target bonus) for the year in which the termination of Mr. DiCamillo's employment occurs; (b) a gross up in the event any payments are subject to the excise tax imposed by Section 4999 of the Code; and (c) continuation of benefits (including additional pension benefit accruals) for thirty-six months.

The Company has a contract with Mr. Posa, Executive Vice President, Consumer Imaging Group. Provisions of this contract which are currently applicable include: (i) a guaranteed annual bonus for 1997 of no less than $176,000; (ii) 50,000 stock options; (iii) relocation expenses; and (iv) the Change In Control protection as described in the second following paragraph.

The Company has a contract with Mr. Lemberg, Senior Vice President, General Counsel and Secretary. Provisions of this contract which are currently applicable include: (i) his enrollment in the annual bonus plan with a guaranteed 1997 bonus of $75,000; (ii) an enhancement to the benefit provided by the Polaroid Pension Plan equal to one additional year of credited benefit accrual for every four years of credited benefit accrual earned under the Plan with full vesting in the Plan upon the completion of four years of credited vested service; (iii) if within his first twenty-four months of employment, he is terminated for any reason other than serious or willful misconduct or terminates his employment during this time-frame due to a reassignment by Polaroid to a position of significantly lesser responsibility or relocation outside of the Boston metropolitan area without his consent, he shall receive a severance payment equal to twenty-four months pay, two years medical and dental insurance and full vesting of all options; and (iv) the Change in Control protection as described in the following paragraph.

In addition to the named executives referenced above, the Company has also entered into Change in Control Severance Agreements (the "Agreements") with Mr. O'Neill and Ms. Uhrich (the "Executives"). Under the terms of the Agreements, the severance protections contained therein apply only if (i) there is a "Change in Control" (as referenced in previous section) and (ii) an Executive is terminated without "Cause" or has a "Constructive Termination" (as each such term is defined) within two years following the Change in Control. The severance amount is equal to the greater of (i) the amount that is provided for under the Extended Severance Plan or (ii) two times the sum of their respective base salaries and annual target bonuses. The Agreements also provide for (i) payment of a pro-rata bonus (based on the annual target bonus) for the year in which the termination of an Executive's employment occurs; (ii) a gross up in the event any payments to the Executives are subject to the excise tax imposed by Section 4999 of the Code and (iii) continuation of benefits (including additional pension benefit accruals) for the greater of twenty-four months or the protected period under the Extended Severance Plan.

Performance Graph
The following graph compares the Company's cumulative total stockholder return (including dividends) over the last five fiscal years with the S&P 500 Index and a peer group index comprised of the Fortune 500 Scientific, Photographic, and Control Equipment Index (for 1997: Bausch & Lomb, Baxter International, Beckman Instruments, Becton Dickinson, Boston Scientific, C. R. Bard, Eastman Kodak, EG&G, Guidant, Honeywell, Medtronic, Minnesota Mining & Manufacturing, Perkin-Elmer, Polaroid, Tektronix, Teradyne, Thermo Electron, United States Surgical, and Varian Associates).



                            Comparison of Five-year
                      Cumulative Total stockholder Return


[TABULAR REPRESENTATION OF LINE CHART]


                      Dec-92     Dec-93     Dec-94    Dec-95    Dec-96    Dec-97
--------------------------------------------------------------------------------
Polaroid Corp.         $100       $110       $108      $160      $149      $169
S&P 500[RegTM]         $100       $110       $112      $153      $189      $252
Fortune 500 Industry
    Group              $100       $105       $112      $171      $210      $228

OTHER MATTERS


The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some officers and regular employees of the Company may solicit proxies personally or by telephone or by facsimile. The Company has engaged Georgeson & Co. Inc. to assist in proxy solicitation at a cost of $15,000 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's common stock. Nominations to the Board of Directors by Stockholders must be made in accordance with the information and timely notice requirements of the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company. Such nominations must be in writing. For consideration at an annual meeting, such nominations must be received by the Secretary of the Company not later than 90 days in advance of such meeting.

Stockholder proposals intended for presentation at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy not later than December 1, 1998.

By order of the Board of Directors,



/s/ Thomas M. Lemberg
----------------------
Thomas M. Lemberg
Senior Vice President, General Counsel and Secretary

March 30, 1998

                     American Academy of Arts and Sciences
               Driveway entrance: 200 Beacon Street, Somerville

Parking is not available on the Academy grounds; however, for the Annual Meeting the Academy has arranged to have the "Parking Permit Only" restrictions waived on Scott, Bryant and Irving Streets surrounding the House. In addition, the "Two Hour Limit" restriction on Beacon Street (200 block), Somerville will also be waived for the Annual Meeting. The map shown below details the surrounding area and provides directions to the Academy from four well-known locations: Harvard, Porter, Inman and Kendall Squares.


[Map of Cambridge Massachusetts highlighting Porter Square, Inman Square, Kendall Square, Harvard Square and The Academy]



From HARVARD SQUARE: Take Massachusetts Avenue (north) from Harvard Square. After passing the Harvard Yard, bear right down through the underpass. Stay to the left, following signs for Kirkland Street. Turn left at the lights onto Quincy Street. Continue to the next set of lights and turn right onto Kirkland Street. Follow Kirkland four blocks. Turn left onto Irving Street. Bear right at the next intersection onto Scott Street. At the next corner is the pedestrian entrance to the Academy. Enter the Academy grounds by the gate; follow the pathway to the main entrance.

From PORTER SQUARE: Take Somerville Avenue (southeast) 1/4 mile to the blinking traffic light. Turn right over the bridge onto Beacon Street. Follow Beacon about 1/2 mile. Pass by the vehicle entrance to the Academy and continue to the second set of lights. Turn right on Kirkland Street. Take the first right onto Holden Street. Go two short blocks to the corner of Bryant and Scott Streets. Park and enter the Academy grounds by the gate; follow the pathway to the main entrance.

From KENDALL and INMAN SQUARES: From just north of Kendall Square, take Hampshire Street (northwest) about 1 mile to Inman Square. Continue straight through Inman Square onto Beacon Street. Go 1/2 mile to the lights at the first major intersection. Turn left onto Kirkland Street. Take the first right onto Holden Street. Go two short blocks to the corner of Bryant and Scott Streets. Park and enter the Academy grounds by the gate; follow the pathway to the main entrance.

Polaroid Corporation

Notice to
Polaroid
Retirement
Savings Plan
Participants
and 1998
Proxy Statement

Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts 02139



March 30, 1998


To Polaroid Employee Benefit Plan Participants:

This booklet contains important information to assist you in voting as a participant in the Polaroid Retirement Savings Plan which includes the ESOP Fund and the Common Stock Fund (old 401(k) match, Paysop and the new 401(k) investment choice). You should refer also to the Company's Annual Report for 1997 and the Voting Instructions card enclosed with this booklet.

The Company's Annual Meeting will be held on Tuesday, May 5, 1998, for the following purposes:

1. To elect twelve directors to serve until the next Annual Meeting of Stockholders.

2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1998--recommended by the Board of Directors.

3. To conduct such other business as may properly come before the meeting.

State Street Bank is the Trustee for this stock and will vote at the Annual Meeting on your behalf. You have a right to instruct the Plan Trustee on how to vote your stock. These instructions are confidential. No one from Polaroid will know your decision. Subject to the Trustee's responsibilities under the plans, your shares and fractions of shares will be voted in accordance with your instructions on the enclosed Voting Instructions card. If you do not send in your instructions, your shares will be voted in the same proportion as the shares of other participants from whom instructions are received. Unallocated ESOP Fund shares will be voted in the same proportion as the voting of shares allocated to participants' ESOP Fund accounts.


Sincerely yours,



/s/ Thomas M. Lemberg
Thomas M. Lemberg
Senior Vice President, General Counsel and Secretary


You must make sure your voting instructions are mailed in sufficient time to be received by NOON on May 4, 1998. We recommend you mark, sign and date the enclosed voting instructions card and return it in the envelope provided not later than April 28, 1998.

POL93 2F                           DETACH HERE

                                     PROXY

                              POLAROID CORPORATION

              Proxy Solicited on Behalf of the Board of Directors
                 of the Company for Annual Meeting, May 5, 1998

The undersigned hereby appoints Thomas M. Lemberg and William J. O'Neill, Jr., individually, with the power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of POLAROID CORPORATION to be held at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts), on Tuesday, May 5, 1998 at 3:00 p.m. on all matters coming before the meeting or any adjournment of the meeting.

Stockholders are encouraged to specify their choices by marking the appropriate boxes, SEE REVERSE SIDE. To vote in accordance with the Board of Directors' recommendations it is not necessary to mark any boxes. Shares cannot be voted unless this card is signed and returned.

Election of Directors, Nominees:

Gary T. DiCamillo, Ralph E. Gomory, Frank S. Jones, Stephen P. Kaufman, John W. Loose, Albin F. Moschner, Ronald F. Olsen, Ralph Z. Sorenson, Carole F. St. Mark, Delbert C. Staley, Bernee D.L. Strom, Alfred M. Zeien

--------------                                                     -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                               SIDE
--------------                                                     -------------

POLAROID CORPORATION
575 TECHNOLOGY SQUARE
CAMBRIDGE, MA 02139
























POL93 2F                           DETACH HERE

[X] Please mark
    votes as in
    this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR item 2.

--------------------------------------------------------------------------------
          The Board of Directors recommends a vote FOR items 1 and 2.
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
1. Election of Directors         2. Board Proposal to      [ ]    [ ]      [ ]
   (see reverse)                    ratify the appointment
             FOR  WITHHELD          of independent public
             [ ]    [ ]             accountants.
   For, except vote withheld
   from the following nominee(s):

   ------------------------------
--------------------------------------------------------------------------------

                                 3. In their discretion, upon other matters as
                                    may properly come before the meeting.

                                 MARK HERE FOR ADDRESS CHANGE
                                 AND NOTE AT LEFT                 [ ]

                                 The signer revokes the appointment of any other agent or proxy prior to this time.

                                 NOTE: Please sign name exactly as it appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: _______________ Date: ______ Signature: ________________ Date: ______

POL93 2F                           DETACH HERE

                                     PROXY

                              POLAROID CORPORATION

              Proxy Solicited on Behalf of the Board of Directors
                 of the Company for Annual Meeting, May 5, 1998

The undersigned hereby appoints Thomas M. Lemberg and William J. O'Neill, Jr., individually, with the power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of POLAROID CORPORATION to be held at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts), on Tuesday, May 5, 1998 at 3:00 p.m. on all matters coming before the meeting or any adjournment of the meeting.

Stockholders are encouraged to specify their choices by marking the appropriate boxes, SEE REVERSE SIDE. To vote in accordance with the Board of Directors' recommendations it is not necessary to mark any boxes. Shares cannot be voted unless this card is signed and returned.

Election of Directors, Nominees:

Gary T. DiCamillo, Ralph E. Gomory, Frank S. Jones, Stephen P. Kaufman, John W. Loose, Albin F. Moschner, Ronald F. Olsen, Ralph Z. Sorenson, Carole F. St. Mark, Delbert C. Staley, Bernee D.L. Strom, Alfred M. Zeien

--------------                                                     -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                               SIDE
--------------                                                     -------------

POLAROID CORPORATION
575 TECHNOLOGY SQUARE
CAMBRIDGE, MA 02139
























POL93 2F                           DETACH HERE

[X] Please mark
    votes as in
    this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR item 2.

--------------------------------------------------------------------------------
          The Board of Directors recommends a vote FOR items 1 and 2.
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
1. Election of Directors         2. Board Proposal to      [ ]    [ ]      [ ]
   (see reverse)                    ratify the appointment
             FOR  WITHHELD          of independent public
             [ ]    [ ]             accountants.
   For, except vote withheld
   from the following nominee(s):

   ------------------------------
--------------------------------------------------------------------------------

                                 3. In their discretion, upon other matters as
                                    may properly come before the meeting.

                                 MARK HERE FOR ADDRESS CHANGE
                                 AND NOTE AT LEFT                 [ ]

                                 The signer revokes the appointment of any other agent or proxy prior to this time.

                                 NOTE: Please sign name exactly as it appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: _______________ Date: ______ Signature: ________________ Date: ______